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Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

44-0201230
(I.R.S. Employer
Identification No.)

1010 Grand Blvd., Kansas City, Missouri (Address of principal executive offices)	64106 (Zip Code)

OGE ENERGY CORP.
(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. employer identification No.)
321 North Harvey Oklahoma City, Oklahoma (Address of principal executive offices)	73101 (Zip Code)
Debt Securities
(Title of the indenture securities)

Item 1.    General Information

  (a)
  Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

    The Comptroller of the Currency
    Mid-Western District
    2345 Grand Avenue, Suite 700
    Kansas City, Missouri 64108

    Federal Reserve Bank of Kansas City
    Federal Reserve P.O. Station
    Kansas City, Missouri 64198

    Supervising Examiner
    Federal Deposit Insurance Corporation
    720 Olive Street, Suite 2909
    St. Louis, Missouri 63101

  (b)
  The Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.    Voting securities of the Trustee.

    NOT APPLICABLE.

Item 4.    Trusteeships under other indentures.

    NOT APPLICABLE

Item 5.    Interlocking directorates and similar relationships with the obligor or underwriters.

    NOT APPLICABLE

Item 6.    Voting securities of the trustee owned by the obligor or its officials.

    NOT APPLICABLE

Item 7.    Voting securities of the trustee owned by underwriters or their officials.

    NOT APPLICABLE

Item 8.    Securities of the obligor owned or held by the trustee.

    NOT APPLICABLE

Item 9.    Securities of the underwriters owned or held by the trustee.

    NOT APPLICABLE

Item 10.  Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

    NOT APPLICABLE

Item 11.  Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

    NOT APPLICABLE

Item 12.  Indebtedness of the Obligor to the Trustee.

    NOT APPLICABLE

Item 13.  Defaults of the Obligor.

    NOT APPLICABLE

Item 14.  Affiliations with the Underwriters.

    NOT APPLICABLE

Item 15.  Foreign Trustee.

    NOT APPLICABLE

Item 16.  List of Exhibits

    Listed below are all exhibits as a part of this Statement of eligibility and qualification.

  1.
  Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

  2.
  Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

  3.
  Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

  4.
  Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

  5.
  N/A

  6.
  Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

  7.
  Report of Condition of the Trustee as of 12/31/03.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 31st day of August, 2004.

UMB BANK, NATIONAL ASSOCIATION
BY:	/s/ Frank C. Bramwell Frank C. Bramwell, Senior Vice President
Date: August 31, 2004

T-1 EXHIBIT 7

UMB Bank, National Association 1010 GRAND BOULEVARD KANSAS CITY, MO 64106 FDIC Certificate Number: 8273 Web Address: http://WWW.UMB.COM	FFIEC 041 Consolidated Report of Condition for December 31, 2003
The web address is as provided by the institution. Please contact the institution directly with any questions regarding the data or the web address.
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Consolidated Report of Condition for Insured Commercial and State—Chartered Savings Banks

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
a.	Noninterest-bearing balances and currency and coin[1]	RCON	0081	664,079
b.	Interest-bearing balances[2]	RCON	0071	1,734
2.	Securities:
a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCON	1754	251,352
b.	Available-for-sale securities (from Schedule RC-B, column D)	RCON	1773	2,716,638
3.	Federal funds sold and securities purchased under agreements to resell
a.	Federal funds sold	RCON	B987	135,911
b.	Securities purchased under agreements to resell[3]	RCON	B989	264,737
4.	Loans and lease financing receivables (from Schedule RC-C):
a.	Loans and leases held for sale	RCON	5369	7,146
b.	Loans and leases, net of unearned income	RCON	B528	2,227,096
c.	LESS: Allowance for loan and lease losses	RCON	3123	34,818
d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON	B529	2,192,278
5.	Trading assets (from Schedule RC-D)	RCON	3545	60,780
6.	Premises and fixed assets (including capitalized leases)	RCON	2145	189,124
7.	Other real estate owned (from Schedule RC-M)	RCON	2150	78
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON	2130	0
9.	Customers' liability to this bank on acceptances outstanding	RCON	2155	2
10.	Intangible assets:
a.	Goodwill	RCON	3163	32,586
b.	Other intangible assets (from Schedule RC-M)	RCON	0426	5,539
11.	Other assets (from Schedule RC-F)	RCON	2160	75,655
12.	Total assets (sum of items 1 through 11)	RCON	2170	6,597,639
LIABILITIES
13.	Deposits:
a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON	2200	4,888,344
(1)	Noninterest-bearing[4]	RCON	6631	1,289,688
(2)	Interest-bearing	RCON	6636	3,598,656
b.	Not applicable

14.	Federal funds purchased and securities sold under agreements to repurchase
a.	Federal funds purchased[5]	RCON	B993	0
b.	Securities sold under agreements to repurchase[6]	RCON	B995	1,077,215
15.	Trading liabilities (from Schedule RC-D)	RCON	3548	0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON	3190	73,703
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding	RCON	2920	2
19.	Subordinated notes and debentures[7]	RCON	3200	0
20.	Other liabilities (from Schedule RC-G)	RCON	2930	30,790
21.	Total liabilities (sum of items 13 through 20)	RCON	2948	6,070,054
22.	Minority interest in consolidated subsidiaries	RCON	3000	0
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	RCON	3838	0
24.	Common stock	RCON	3230	20,000
25.	Surplus (exclude all surplus related to preferred stock)	RCON	3839	144,541
26.	a. Retained earnings	RCON	3632	360,287
b.	Accumulated other comprehensive income[8]	RCON	B530	2,757
27.	Other equity capital components[9]	RCON	A130	0
28.	Total equity capital (sum of items 23 through 27)	RCON	3210	527,585
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON	3300	6,597,639

Memorandum To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best			Number
	describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	RCON	6724	N/A

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
			6	=	Review of the bank's financial statements by external auditors
			7	=	Compilation of the bank's financial statements by external auditors
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8	=	Other audit procedures (excluding tax preparation work)
			9	=	No external audit work

1
Includes cash items in process of collection and unposted debits.

2
Includes time certificates of deposit not held for trading.

3
Includes all securities resale agreements, regardless of maturity.

4
Includes total demand deposits and noninterest-bearing time and savings deposits.

5
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

6
Includes all securities repurchase agreements, regardless of maturity.

7
Includes limited-life preferred stock and related surplus.

8
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

9
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

QuickLinks

  Exhibit 25.01
  Item 1. General Information
  Item 2. Affiliations with obligor. The Obligor is not affiliated with the Trustee.
  Item 3. Voting securities of the Trustee.
  Item 4. Trusteeships under other indentures.
  Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.
  Item 6. Voting securities of the trustee owned by the obligor or its officials.
  Item 7. Voting securities of the trustee owned by underwriters or their officials.
  Item 8. Securities of the obligor owned or held by the trustee.
  Item 9. Securities of the underwriters owned or held by the trustee.
  Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
  Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
  Item 12. Indebtedness of the Obligor to the Trustee.
  Item 13. Defaults of the Obligor.
  Item 14. Affiliations with the Underwriters.
  Item 15. Foreign Trustee.
  Item 16. List of Exhibits
SIGNATURE